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                                                                 EXHIBIT (a)(30)

                           ING VARIABLE PRODUCTS TRUST

                    ESTABLISHMENT AND DESIGNATION OF CLASSES

                              DATED: APRIL 29, 2005

      The undersigned, being a majority of the Trustees of ING Variable Products Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article V, Section 5.13 and Article VIII, Section 8.3 of the Trust's Declaration of Trust dated December 17, 1993, as amended (the "Declaration of Trust"), hereby amend the Declaration of Trust to designate an additional class of shares of each Series of the Trust as Adviser Class shares, the classes hereby created having the following special and relative rights:

      1. Each Series is authorized to invest in cash, securities, instruments and other property as from time to time described in the then current registration statement on Form N-l A (File No. 33-56881) as filed with the United States Securities and Exchange Commission with respect to each Series under the Securities Act of 1933, as amended (the "Registration Statement"). Each share of each class of the beneficial interests of each Series ("Share") shall be redeemable, shall represent a pro rata beneficial interest in the assets allocated to such class of Shares of each Series, and shall be entitled to receive its pro rata share of net assets allocable to such class of Shares of that Series upon liquidation of each Series, all as provided in the Declaration of Trust. The proceeds of sales of Shares of each Series, together with any income and gain thereon, less any dimunition or expenses thereof, shall irrevocably belong to each Series, unless otherwise required by law.

      2. Each Share of beneficial interest of each Series shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters which such Shares (or class of Shares) shall be entitled to vote. Shareholders of each Series shall vote together as a class on any matter, except to the extent otherwise required by the Investment Company Act of 1940, as amended (the "1940 Act"), or when the Trustees have determined that the matter affects only the interest of shareholders of certain series within the Trust, in which case only the shareholders of such series shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to each Series if acted upon as provided in Rule 18f-2 under the 1940 Act or any successor rule and in the Declaration of Trust.

      3. The assets and liabilities of the Trust shall be allocated among each Series and each other series within the Trust, as set forth in Sections 5.11 and 5.13 of the Declaration of Trust, except as described below:

            a. Costs incurred by the Trust on behalf of a Series in connection with the organization and initial registration and public offering of Shares of that Series shall be allocated to that Series.

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            b.    The Trustees may from time to time in particular cases make specific allocation of assets or liabilities among the series within the Trust and each allocation of liabilities, expenses, costs, charges, and reserves by the Trustees shall be conclusive and binding upon the shareholders of all series for all purposes.

      4. The Trustees (including any successor Trustee) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Series or any class thereof now or hereafter created, or otherwise change the special and relative rights of the shareholders of each Series or a class.

The foregoing shall be effective upon the date first written above.

/s/ John V. Boyer                              /s/ Jock Patton
---------------------------------              ---------------------------------
John V. Boyer, as Trustee                      Jock Patton, as Trustee

/s/ J. Michael Earley                          /s/ David W.C. Putnam
---------------------------------              ---------------------------------
J. Michael Earley, as Trustee                  David W.C. Putnam, as Trustee

/s/ R. Barbara Gitenstein                      /s/ John G. Turner
---------------------------------              ---------------------------------
R. Barbara Gitenstein, as Trustee              John G. Turner, as Trustee

/s/ Patrick W. Kenny                           /s/ Roger B. Vincent
---------------------------------              ---------------------------------
Patrick W. Kenny, as Trustee                   Roger B. Vincent, as Trustee

/s/ Walter H. May                              /s/ Richard A. Wedemeyer
---------------------------------              ---------------------------------
Walter H. May, as Trustee                      Richard A. Wedemeyer, as Trustee

/s/ Thomas J. McInerney
---------------------------------
Thomas J. McInerney, as Trustee

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